AGREEMENT

          This Agreement made and entered into this _______ day of ______________, 1997, by and between MAGIC BOX, INC., a Florida corporation (hereinafter referred to as "Seller"), and POMEROY COMPUTER RESOURCES, INC., a Delaware corporation (hereinafter referred to as "Purchaser").

                                W I T N E S S E T H :

          WHEREAS, Seller is a provider of micro-computer products and computer integration and networking services to customers in southern Florida (the " Business "); and

          WHEREAS, simultaneously with the execution of this Agreement, Seller and Purchaser have entered into an Asset Purchase Agreement ("Asset Purchase Agreement") whereby Seller has sold to Purchaser substantially all of the assets of Seller relating to the Business; and

          WHEREAS, Purchaser would not have entered into the Asset Purchase Agreement with Seller without the consent of Seller to enter into this covenant not to compete agreement; and

          WHEREAS, pursuant to Sections 8 and 13.2(d)(vii) of said Asset Purchase Agreement, Seller agreed to enter into this Agreement;

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and in consideration of the execution and closing of the Asset Purchase Agreement, the parties hereto agree as follows:

          1. In consideration of the payments to be made by Purchaser to Seller for its assets, Seller covenants and agrees that for a period equal to three (3) years from the closing of the Asset
          Purchase Agreement of even date herewith, Seller will not, or with any other person, corporation or entity, directly or indi-rectly, by stock or other ownership, investment, management, employment or otherwise, or in any relationship whatsoever:

               (a) Solicit, divert or take away, or attempt to solicit, divert or take away, any of the business, clients, customers or patronage of Purchaser or any affiliate or subsidiary thereof relating to the Business of Purchaser, as defined below;

               (b) Attempt to seek or cause any clients or customers of Purchaser or any such affiliate or subsidiary relating thereto to refrain from continuing their patronage of the Business of Purchaser;

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               (c)  Engage in the  Business of  Purchaser in  any state in which Purchaser or its subsidiaries do business during the term of this Agreement. A list of the states in which Purchaser and its subsidiaries currently transact business is attached hereto as Exhibit A;

               (d) Knowingly employ or engage, or attempt to employ or engage, in any capacity, any person in the employ of the Purchaser or any affiliate or subsidiary.

               (e) Nothing in this Agreement shall prohibit Seller from owning stock in a computer based training services business known as Ace Education, Inc.

               For purposes of this section, the   Business of Purchaser
           shall mean any  person, corporation, partnership  or other  legal entity engaged, directly or  indirectly, through subsidiaries  or affiliates, in the following line of business:

               (i) Distributing of computer hardware, software, peripheral devices, and related products and services to other entities or persons engaged in any manner in the business of the distribution, sale, resale or servicing, whether at the wholesale or retail level, or leasing or renting, of computer hardware, software, peripheral devices or related products;

               (ii) Sale or servicing, whether at the wholesale or retail level, or leasing or renting, of computer hardware, software, peripheral devices or related products;

               (iii) Sale or servicing of microcomputer products and computer integration products, peripheral devices and related products and the sale of microcomputer products and computer integration and networking services.

               Seller has carefully read all the terms and conditions of this Paragraph 1 and has given careful consideration to the covenants and restrictions imposed upon Seller herein, and agrees that the same are necessary for the reasonable and proper protection of the Seller's Business acquired by Purchaser and have been separately bargained for and agrees that Purchaser has been induced to enter into the Asset Purchase Agreement and pay the consideration described in Paragraph 2 by the represen tation of Seller that it will abide by and be bound by each of the covenants and restrictions herein; and Seller agrees that Purchaser is entitled to injunctive relief in the event of any breach of any covenant or restriction contained herein in addition to all other remedies provided by law or equity. Seller hereby acknowledges that each and every one of said covenants and restrictions is reasonable with respect to the subject matter, the line of business, the length of time and geographic area embraced therein, and agrees that irrespective of when or in what


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          manner this  agreement  may  be terminated,  said  covenants  and restrictions shall be operative during the full period or periods hereinbefore mentioned and throughout the area hereinbefore described.

               The parties acknowledge that this Agreement is being entered into to protect a legitimate business interest of Purchaser including, but not limited to, (i) trade secrets; (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets; (iii) substantial relationships with specific prospective or existing customers or clients; (iv) client or customer good will associated with an ongoing business by way of trade name, trademark, service mark, or trade dress, a specific geographic location, or a specific marketing or trade area; and (v) extraordinary or specialized training. In the event that any provision or portion of this
          Paragraph 1 shall for any reason be held invalid or unenforceable, it is agreed that the same shall not affect the validity or enforceability of any other provision of Paragraph 1 of this Agreement, but the remaining provisions of Paragraph 1 of this Agreement shall continue in force and effect; and that if such invalidity or unenforceability is due to the reasonableness of the line of business, time or geographical area covered by certain covenants and restrictions contained in Paragraph 1, said covenants and restrictions shall nevertheless be effective for such line of business, period of time and for such area as may be determined by arbitration or by a Court of competent jurisdiction to be reasonable.

               Notwithstanding anything to the contrary herein, the terms of this non-competition agreement shall be null, void and of no force and effect against Seller if there is an uncured event of default under the promissory note executed by Purchaser in favor of Seller.

          2.   The consideration for Seller's covenant not to compete shall be One Dollar ($1.00) and other valuable consideration, including consideration paid  by the  Purchaser to  Seller pursuant  to  an
          Asset Purchase Agreement to which Seller is a party of even date herewith.

          3. The terms and conditions of this Agreement shall be binding upon the Seller and Purchaser, and their successors, heirs and assigns.


          IN WITNESS WHEREOF, the parties hereto have executed this Agree-ment on the day and year first above written.
                                           SELLER
                                           ______
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                                          MAGIC BOX, INC.
               BY:__________________________________
                                           PURCHASER
                                           _________
                                           POMEROY COMPUTER RESOURCES, INC.
               BY:__________________________________

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                                       EXHIBIT A
                              STATES IN WHICH PURCHASER
                       AND/OR ITS SUBSIDIARIES TRANSACT BUSINESS
               1.   Alabama
               2.   Florida
               3.   Indiana
               4.   Iowa
               5.   Kentucky
               6.   North Carolina
               7.   Ohio
               8.   South Carolina
               9.   Tennessee
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